Exhibit 15.1

EXHIBIT 15.1 – LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION

In accordance with standards established by the Public Company Accounting Oversight Board, we have made a limited review of the financial data as of September 30, 2007, and for the three and nine month periods ended September 30, 2007 (the “Report”) presented in the Form SB-2 (the “Registration Statement”).

 We are aware of the use of the Report in the Registration Statement and hereby consent to the filing of this Letter as Exhibit 15.1 to the Registration Statement.

/s/ Moore & Associates Chartered
Moore & Associates, Chartered
Las Vegas, NV 89146
January 31, 2008